Exhibit(c)(4)


                               SCUDDER GROWTH FUND

              Amended and Restated Establishment and Designation of
               Series of Shares and Classes of Beneficial Interest
                               (The "Instrument")


         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Growth Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 1 of Article III of the Trust's Amended and Restated Agreement and Declaration of Trust dated May 27, 1994, as amended (the "Declaration of Trust"), having heretofore established and designated the shares of beneficial interest of the Trust (the "Shares") into one series (a "Series") with four classes of shares (each a "Class"), hereby establish and designate the additional Series and Classes as set forth below in paragraph 2. The Series and Classes of the Trust shall have the special and relative rights specified in this Instrument:

1.       The Series and Classes heretofore designated are as follows:

                  Scudder Growth Fund - Class A shares
                  Scudder Growth Fund - Class B shares
                  Scudder Growth Fund - Class C shares
                  Scudder Growth Fund - Class I shares

2.       The additional Series and Classes designated hereby are as follows:

                  Scudder Strategic Growth Fund - Class A shares
                  Scudder Strategic Growth Fund - Class B shares
                  Scudder Strategic Growth Fund - Class C shares
                  Scudder Strategic Growth Fund - Institutional Class shares

         3. Each Series shall consist of an unlimited number of shares. Each Series shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each Share shall be redeemable as provided in the Declaration of Trust, and shall represent a pro rata beneficial interest in the assets attributable to such Class of Shares of the Series upon liquidation of that Series, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

         4. Each Share of each Class of the Series shall be entitled to one vote (or fraction thereof with respect to a fractional share) on matters on which Shares of the Series or Class shall be entitled to vote. Shareholders of the Series shall vote by individual series and not in the aggregate on any matter submitted to a vote of shareholders, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940

Act"), or when the Trustees have determined that the matter affects only the interest of shareholders of one or more Series or Classes, in which case only the shareholders of each such Series or Classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to a Series if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

         5. The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, be allocated to the Series set forth in paragraph 1 and, hereafter, the assets and liabilities of the Trust shall be allocated among the Series, now or hereafter created, as set forth in Section 3 of Article N of the Declaration of Trust, except as provided below.

                  (a) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares of Scudder Strategic Growth Fund shall be allocated to such Series unless assumed by another party or otherwise required by applicable law or generally accepted accounting principles.

                  (b) The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated among the Series and any series hereafter established on the basis of its relative average daily net assets.

                  (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities to a Series.

         6. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Series may, pursuant to a Plan adopted by the Trustees pursuant to Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expense solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes. Different Classes shall have the same rights and privileges except as set forth in such 18f-3 Plan.

         7. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of a Series (or any class thereof) now or hereafter created, or to otherwise change the special and relative rights of a Series (or any class thereof) provided that such change shall not adversely affect the rights of Shareholders of the such Series or Class.


         Except as otherwise provided in this Instrument, the foregoing shall be effective upon the filing of this Instrument with the Secretary of The Commonwealth of Massachusetts.


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



         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.

/s/John W. Ballantine                           /s/Lewis A. Burnham
-------------------------------------------     ----------------------------------------
John W. Ballantine, Trustee                     Lewis A. Burnham, Trustee

                                                /s/James R. Edgar
-------------------------------------------     ----------------------------------------
Donald L. Dunaway, Trustee                      James R. Edgar, Trustee

/s/Paul K. Freeman                              /s/William F. Glavin
-------------------------------------------     ----------------------------------------
Paul K. Freeman, Trustee                        William F. Glavin, Trustee

-------------------------------------------     ----------------------------------------
Richard T. Hale, Trustee                        Robert B. Hoffman, Trustee

/s/Shirley D. Peterson                          /s/Fred B. Renwick
-------------------------------------------     ----------------------------------------
Shirley D. Peterson, Trustee                    Fred B. Renwick, Trustee

/s/William P. Sommers                           /s/John G. Weithers
-------------------------------------------     ----------------------------------------
William P. Sommers, Trustee                     John G. Weithers, Trustee

Dated:  January 6, 2003


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